U.S. SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 20, 2005


                            LEXINGTON RESOURCES, INC.
        _________________________________________________________________
        (Exact Name of Small Business Issuer as Specified in its Charter)


                                     NEVADA
              _____________________________________________________
              (State or other Jurisdiction as Specified in Charter)


        00-25455                                         88-0365453
________________________                    ____________________________________
(Commission file number)                    (I.R.S. Employer Identification No.)


                            7473 West Lake Mead Road
                             Las Vegas, Nevada 89128
                    ________________________________________
                    (Address of Principal Executive Offices)


                                  702.382.5139
                           ___________________________
                           (Issuer's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On September 16, 2005 (the "Closing Date"), Lexington Resources, Inc. (the "Company") completed the sale of a secured and convertible note private placement (the "Private Placement") with certain accredited investors (each an "Investing Note Holder") for aggregate proceeds of $5,260,000 pursuant to the terms and conditions of certain subscription agreements (each a "Subscription Agreement") as entered into between the Company and each such Investing Note Holder.

In accordance with the terms of the Subscription Agreements the Company: (i) issued an aggregate of $5,260,000 in secured, convertible two-year promissory notes bearing 8% interest to the Investing Note Holders (collectively, the "Convertible Promissory Notes"); (ii) for every two shares of the Company's common stock (the "Common Stock") purchasable in accordance with the conversion provisions of the Convertible Promissory Notes, issued to the Investing Note Holders one warrant, for an aggregate of 2,630,000 warrants, to purchase a share of the Company's Common Stock at an exercise price of $1.25 per share for a one-year term (collectively, the "Class A Warrants"); and (iii) for every two shares of the Company's Common Stock purchasable in accordance with the conversion provisions of the Convertible Promissory Notes, issued to the Investing Note Holders a further warrant, for an aggregate of 2,630,000 additional warrants, to purchase an additional share of the Company's Common Stock at an exercise price of $1.50 per share for a three-year term (collectively, the "Class B Warrants").

The Company has agreed to file a registration statement with the Securities and Exchange Commission ("SEC") within 30 days from the Closing Date covering the resale of shares of Common Stock underlying the Convertible Promissory Note principal and interest conversion rights, the Class A Warrants and the Class B Warrants (collectively, the "Warrants") and the shares issuable upon exercise of the Warrants. The respective Warrant terms begin after the registration statement filed by the Company has been declared effective by the SEC.

The terms of the Convertible Promissory Notes provide for an initial per share conversion price of $1.00 (the "Fixed Conversion Price") or, after the occurrence of an event of default, the Fixed Conversion Price shall be the lesser of the Fixed Conversion Price or 75% of the volume weighted average price of the Company's Common Stock as reported using the AQR function for the principal market for the five preceding trading days (the "VWAP"). The terms of the Convertible Promissory Notes also provide for principal repayment commencing on the fourth month anniversary of the Closing Date and on the first day of each month thereafter in cash in an amount equal to 4.7619% of the principal amount of the Convertible Promissory Note together with all accrued interest due and payable up to the repayment date and, in the event the registration statement is effective, if the VWAP for the five trading days prior to a monthly payment date is less than the Fixed Conversion Price, then the Company, at its option, may pay the monthly amount in cash or registered Common Stock at 75% of the VWAP for the five trading days prior to the monthly payment date. The terms of the Convertible Promissory Notes further provide that the Company may prepay unconverted portions of the respective Convertible Promissory Notes after the effective date of the registration statement upon 30 days prior notice during which time the Investing Note Holder may convert the respective Convertible Promissory Note at a conversion price; which payment shall be equal to 120% of the amounts being prepaid and accrued interest.

In conjunction with the completion of the Private Placement the Company has now issued and is to issue a finder's fee comprised of: (i) a cash fee of 10% of the aggregate proceeds received by the Company (a) from the purchase price of the Convertible Promissory Notes together with (b) any cash funds received by the Company from the exercise of the Warrants; and (ii) warrants to purchase a number of shares of Common Stock of the Company equal to 10% of the shares of Common Stock issuable upon conversion of the Convertible Promissory Notes on an as-converted basis on the Closing Date, which warrants are exercisable for three years at $1.00 per share.

The Private Placement was made and sold only to accredited investors in reliance on Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The Private Placement has not been registered under the Act or under any state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1    Press Release issued by Lexington Resources, Inc. on September 19, 2005.


                                   SIGNATURES


     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           Lexington Resources, Inc.


Date:  September 20, 2005                  By: /s/ GRANT ATKINS
                                           _____________________________________
                                           Grant Atkins
                                           President and Chief Executive Officer